EXHIBIT 99.3

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM
2005 Third Quarter
Net Income (Loss)
($ millions)

	Reported Income	Significant Items Affecting Income		Core Earnings
Oil & Gas	$1,760	$9	Hurricane insurance charge	$1,769

Chemical	3	159	Write-off of plants	167
		5	Hurricane insurance charge

Corporate
Interest expense, net	(70)	30	Debt repurchase expense	(40)

Other	660	(726)	Sale of Premcor / Valero shares	(39)
		15	Equity investment impairment
		2	Equity investment hurricane
			insurance charge
		10	Hurricane insurance charge

Taxes	(611)	178	Tax effect of adjustments	(768)
		(335)	Tax reserve reversal

Income from continuing operations	1,742	(653)		1,089
Discontinued operations, net of tax	2	(2)	Discontinued operations, net	--
Cumulative effect of acct changes, net	3	(3)	Cumulative effect of acct chg	--
Net Income	$1,747	$(658)		$1,089

Basic Earnings Per Common Share
Income from continuing operations	$4.31			$2.69
Discontinued operations, net	--			--
Cumulative effect of acct changes, net	0.01			--
Net Income	$4.32			$2.69

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM
2004 Third Quarter
Net Income (Loss)
($ millions)

	Reported Income	Significant Items Affecting Income		Core Earnings
Oil & Gas	$1,216			$1,216

Chemical	141			141

Corporate
Interest expense, net	(59)			(59)
Other	(44)			(44)
Taxes	(495)			(495)

Income from continuing operations	759	--		759
Discontinued operations, net of tax	(1)	1	Discontinued operations, net	--
Net Income	$758	$1		$759

Basic Earnings Per Common Share
Income from continuing operations	$1.91			$1.92
Discontinued operations, net of tax	--			--
Net Income	$1.91			$1.92

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM
2005 First Nine Months
Net Income (Loss)
($ millions)

	Reported Income	Significant Items Affecting Income		Core Earnings
Oil & Gas	$4,434	$26	Contract settlement	$4,469
		9	Hurricane insurance charge

Chemical	442	159	Write-off of plants	606
		5	Hurricane insurance charge

Corporate
Interest expense, net	(178)	41	Debt repurchase expense	(137)

Other	682	(140)	Sale of Lyondell shares	(157)
		(726)	Sale of Premcor / Valero shares
		15	Equity investment impairment
		2	Equity investment hurricane
			insurance charge
		10	Hurricane insurance charge

Taxes	(1,256)	225	Tax effect of adjustments	(1,975)
		(335)	Tax reserve reversal
		(619)	Settlement of federal tax issue
		10	State tax charge
Income from continuing operations	4,124	(1,318)		2,806
Discontinued operations, net	2	(2)	Discontinued operations, net	--
Cumulative effect of acct changes, net	3	(3)	Cumulative effect of acct chg	--
Net Income	$4,129	$(1,323)		$2,806

Basic Earnings Per Common Share
Income from continuing operations	$10.25			$6.97
Discontinued operations, net	--			--
Cumulative effect of acct changes, net	0.01			--
Net Income	$10.26			$6.97

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM
2004 First Nine Months
Net Income (Loss)
($ millions)

	Reported Income	Significant Items Affecting Income		Core Earnings
Oil & Gas	$3,111			$3,111

Chemical	289			289

Corporate
Interest expense, net	(187)	11	Trust preferred redemption	(176)
Other	(139)			(139)
Taxes	(1,242)	(20)	IRS settlements	(1,266)
		(4)	Tax effects of adjustments

Income from continuing operations	1,832	(13)		1,819
Discontinued operations, net of tax	(6)	6	Discontinued operations, net	--
Net Income	$1,826	$(7)		$1,819

Basic Earnings Per Common Share
Income from continuing operations	$4.65			$4.62
Discontinued operations, net of tax	(0.02)			--
Net Income	$4.63			$4.62

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM
Items Affecting Comparability of Core Earnings Between Periods

The item(s) below are included in core earnings but are shown in this table because they affect the comparability of core earnings between periods.

Pre-tax Income / (Expense)	Third Quarter		Nine Months
	2005	2004	2005	2004
Oil & Gas
Exploration impairments	(1)	(14)	(86)	(59)

Corporate
Environmental remediation	(10)	--	(29)	--

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM
Worldwide Effective Tax Rate

	QUARTERLY			YEAR-TO-DATE
REPORTED INCOME	2005 QTR 3	2005 QTR 2	2004 QTR 3	2005 9 Months	2004 9 Months
Oil & Gas (a)	1,760	1,325	1,216	4,434	3,111
Chemicals	3	225	141	442	289
Corporate & other	590	26	(103)	504	(326)
Pre-tax income	2,353	1,576	1,254	5,380	3,074

Income tax expense
Federal and state	185	(256)	278	278	685
Foreign (a)	426	300	217	978	557
Total	611	44	495	1,256	1,242

Income from continuing operations	1,742	1,532	759	4,124	1,832

Worldwide effective tax rate	26%	3%	39%	23%	40%

CORE INCOME	2005 QTR 3	2005 QTR 2	2004 QTR 3	2005 9 Months	2004 9 Months
Oil & Gas (a)	1,769	1,351	1,216	4,469	3,111
Chemicals	167	225	141	606	289
Corporate & other	(79)	(113)	(103)	(294)	(315)
Pre-tax income	1,857	1,463	1,254	4,781	3,085

Income tax expense
Federal and state	342	312	278	997	709
Foreign (a)	426	300	217	978	557
Total	768	612	495	1,975	1,266

Core income	1,089	851	759	2,806	1,819

Worldwide effective tax rate	41%	42%	39%	41%	41%

(a) Revenues and income tax expense include taxes owed by Occidental but paid by governmental entities on its behalf. Oil and gas pre-tax income includes the following revenue amounts by periods.

2005 QTR 3	2005 QTR 2	2004 QTR 3	2005 9 Months	2004 9 Months
263	226	149	676	382

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM 2005 Third Quarter Net Income (Loss) Reported Income Comparison

	Third Quarter 2005	Second Quarter 2005	B / (W)
Oil & Gas	$1,760	$1,325	$435
Chemical	3	225	(222)
Corporate
Interest expense, net	(70)	(47)	(23)
Other	660	73	587
Taxes	(611)	(44)	(567)
Income from continuing operations	1,742	1,532	210
Discontinued operations, net	2	4	(2)
Cumulative effect of acct changes, net	3	--	3
Net Income	$1,747	$1,536	$211

Basic Earnings Per Common Share
Income from continuing operations	$4.31	$3.81	$0.50
Discontinued operations, net	--	0.01	(0.01)
Cumulative effect of acct changes, net	0.01	--	0.01
Net Income	$4.32	$3.82	$0.50

Worldwide Effective Tax Rate	26%	3%	-23%

OCCIDENTAL PETROLEUM 2005 Third Quarter Net Income (Loss) Core Earnings Comparison

	Third Quarter 2005	Second Quarter 2005	B / (W)
Oil & Gas	$1,769	$1,351	$418
Chemical	167	225	(58)
Corporate
Interest expense, net	(40)	(46)	6
Other	(39)	(67)	28
Taxes	(768)	(612)	(156)
Net Income	$1,089	$851	$238

Basic Earnings Per Common Share	$2.69	$2.12	$0.57

Worldwide Effective Tax Rate	41%	42%	1%

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM Oil & Gas Core Earnings Variance Analysis ($ millions)

2005 3rd Quarter	$1,769
2005 2nd Quarter	1,351
	$418

Sales Price	$373

Sales Volume/Mix	39

Exploration Expense	56

All Others	(50)

TOTAL VARIANCE	$418

OCCIDENTAL PETROLEUM Chemical Core Earnings Variance Analysis ($ millions)

2005 3rd Quarter	$167
2005 2nd Quarter	225
	$(58)

Sales Price	(22)

Sales Volume/Mix	12

Operations/Manufacturing	(80	) *

All Others	32

TOTAL VARIANCE	$(58)

* Higher feedstock and energy costs

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM 2005 Third Quarter Net Income (Loss) Reported Income Comparison

	Third Quarter 2005	Third Quarter 2004	B / (W)
Oil & Gas	$1,760	$1,216	$544
Chemical	3	141	(138)
Corporate
Interest expense, net	(70)	(59)	(11)
Other	660	(44)	704
Taxes	(611)	(495)	(116)
Income from continuing operations	1,742	759	983
Discontinued operations, net	2	(1)	3
Cumulative effect of acct changes, net	3	--	3
Net Income	$1,747	$758	$989

Basic Earnings Per Common Share
Income from continuing operations	$4.31	$1.91	$2.40
Discontinued operations, net	--	--	--
Cumulative effect of acct changes, net	0.01	--	0.01
Net Income	$4.32	$1.91	$2.41

Worldwide Effective Tax Rate	26%	39%	13%

OCCIDENTAL PETROLEUM 2005 Third Quarter Net Income (Loss) Core Earnings Comparison

	Third Quarter 2005	Third Quarter 2005	B / (W)
Oil & Gas	$1,769	$1,216	$553
Chemical	167	141	26
Corporate
Interest expense, net	(40)	(59)	19
Other	(39)	(44)	5
Taxes	(768)	(495)	(273)
Net Income	$1,089	$759	$330

Basic Earnings Per Common Share	$2.69	$1.92	$0.77

Worldwide Effective Tax Rate	41%	39%	-2%

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM Oil & Gas Core Earnings Variance Analysis ($ millions)

2005 3rd Quarter	$1,769
2004 3rd Quarter	1,216
	$553

Sales Price	$692

Sales Volume/Mix	28

Exploration Expense	(18)

All Others	(149)

TOTAL VARIANCE	$553

OCCIDENTAL PETROLEUM Chemical Core Earnings Variance Analysis ($ millions)

2005 3rd Quarter	$167
2005 2nd Quarter	141
	$26

Sales Price	$125

Sales Volume/Mix	2

Operations/Manufacturing	(107	) *

All Others	6

TOTAL VARIANCE	$26

* Higher feedstock and energy costs

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM SUMMARY OF OPERATING STATISTICS
	Third Quarter		Nine Months
	2005	2004	2005	2004
NET PRODUCTION PER DAY:
United States
Crude Oil and Liquids (MBL)
California	73	77	75	77
Permian	165	154	156	155
Horn Mountain	10	17	13	22
Hugoton	3	3	4	3
Total	251	251	248	257
Natural Gas (MMCF)
California	239	228	240	235
Hugoton	133	124	131	128
Permian	186	122	167	131
Horn Mountain	6	14	9	15
Total	564	488	547	509
Latin America
Crude Oil (MBL)
Colombia	38	38	35	37
Ecuador	46	49	42	46
Total	84	87	77	83
Middle East and North Africa
Crude Oil (MBL)
Oman	12	14	18	13
Qatar	42	44	43	44
Yemen	23	28	29	33
Libya	9	--	3	--
Total	86	86	93	90
Natural Gas (MMCF)
Oman	35	88	51	52

Other Eastern Hemisphere
Crude Oil (MBL)
Pakistan	5	7	5	8
Natural Gas (MMCF)
Pakistan	81	73	77	74

Barrels of Oil Equivalent (MBOE)

Subtotal consolidated subsidiaries	539	539	536	544
Other interests
Colombia - minority interest	(5)	(4)	(4)	(5)
Russia - Occidental net interest	27	27	27	29
Yemen - Occidental net interest	1	1	2	1
Total worldwide production (MBOE)	562	563	561	569

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM SUMMARY OF OPERATING STATISTICS
	Third Quarter		Nine Months
	2005	2004	2005	2004
OIL & GAS:
PRICES
United States
Crude Oil ($/BBL)	56.70	40.29	49.26	36.07
Natural Gas ($/MCF)	6.33	5.87	6.16	5.25

Latin America
Crude Oil ($/BBL)	53.81	36.07	45.62	32.00

Middle East and North Africa
Crude Oil ($/BBL)	56.37	37.76	48.69	34.00
Natural Gas ($/MCF)	0.97	0.97	0.96	0.97

Other Eastern Hemisphere
Crude Oil ($/BBL)	52.25	35.44	45.57	32.13
Natural Gas ($/MCF)	2.72	2.30	2.41	2.33

Total Worldwide
Crude Oil ($/BBL)	55.04	37.87	47.39	33.78
Natural Gas ($/MCF)	5.49	4.77	5.18	4.52

	Third Quarter		Nine Months
	2005	2004	2005	2004
Exploration Expense
Domestic	$20	$23	$131	$83
Latin America	5	1	28	4
Middle East and North Africa	4	1	9	15
Othern Eastern Hemisphere	26	12	45	29
TOTAL	$55	$37	$213	$131

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM CHEMICALS Volume (M Tons, except PVC Resins)

	Third Quarter		Nine Months
MAJOR PRODUCTS	2005	2004	2005	2004
Chlorine	801	730	2,283	2,176
Caustic Soda	817	795	2,299	2,346
Ethylene Dichlorine	185	102	490	324
PVC Resins (millions of pounds)	1,082	1,044	3,092	3,205

CHEMICALS Prices (Index)

	Third Quarter		Nine Months
MAJOR PRODUCTS	2005	2004	2005	2004
Chlorine	2.61	2.23	2.60	1.94
Caustic Soda	1.72	0.84	1.63	0.72
Ethylene Dichlorine	1.22	1.64	1.49	1.48
PVC Resins (millions of pounds)	1.19	1.13	1.24	1.05

1987 through 1990 average price = 1.00

CHLORINE

OxyChem Commentary

•

In August, OxyChem announced a $25 per ton price increase effective September 28th or as contract terms permit. Other U.S. chlor-alkali producers announced similar increases. The price increase is in response to the significant rise in energy prices following the Gulf Coast hurricanes.

•

3rd quarter industry operating rates reflect the negative impact of hurricanes Katrina and Rita on the Gulf Coast region. The two hurricanes combined to reduce chlorine production throughout the industry by approximately 6%.

•

The industry is currently struggling with both raw material sourcing and transportation issues. The disruption caused by the hurricanes has severely impacted the availability of natural gas and ethylene. In addition, disruptions in rail service have reduced chlorine railcar availability and could eventually affect operating rates.

•

OxyChem anticipates that industry operating rates will increase during the 4th quarter. Order control programs for chlorine are still in effect and are expected to remain for the balance of 2005 for OxyChem and other U.S. producers.

Investor Relations Supplemental Schedules

Influencing Factors:

While there is still uncertainty with respect to chlorine demand, chlorine supply/demand is expected to remain balanced in the 4th quarter. Vinyls production and the resulting chlorine consumption are expected to be constrained by ethylene availability. Lost chlorinated derivative production in the 3rd quarter is projected to boost chlorine demand for the remainder of the year. However, noticeable improvements in demand associated with the rebuilding along the Gulf Coast is not expected until the 1st half of 2006.

CAUSTIC

OxyChem Commentary

•

Caustic soda demand fell in the 3rd quarter in spite of improved seasonal demand. 3rd quarter volumes were lower in the distribution, organic and pulp and paper market segments due in part to Hurricane Katrina. OxyChem's sales of liquid caustic soda are expected to improve in the 4th quarter as there are still some U.S. producers that are experiencing production curtailments/outages as a result of the hurricanes.

•

U.S. producers have announced two price increases for the 4th quarter. An increase of $50 DST was announced in late August followed by an additional increase of $75 DST announced late September. Market conditions and higher energy costs are expected to support 4th quarter price improvement as the Gulf Coast experiences ongoing supply issues.

•	OxyChem and other U.S. producers remain on order control programs for liquid caustic soda. Order control is expected to continue for the remainder of the year.

Influencing Factors:

Significant operating issues are expected to support 4th quarter price improvement as the supply of liquid caustic soda remains tight. Several chlor-alkali facilities are currently running at reduced rates or have not yet resumed production. While seasonal demand for liquid caustic soda will decline, the tight supply projected in the 4th quarter will lend support for future price improvement.

EDC

OxyChem Commentary

•	Export demand in the 3rd quarter was limited by planned and unplanned Asian VCM outages coupled with increased Chinese acetylene based VCM production.

Investor Relations Supplemental Schedules

•	There was no improvement in EDC prices during the 3rd quarter even though PVC and VCM prices increased. Asian spot prices ended the quarter at $250 - $305 per metric ton CIF Asia.

Influencing Factors:

Prices for EDC in the Far East have stabilized after significant declines in the 2nd quarter but have not rebounded with 3rd quarter price increases in VCM and PVC. Continued VCM outages and capacity increases in acetylene based production have unfavorably impacted the supply/demand balance for EDC. High ethylene costs and low EDC prices will limit spot export volumes out of the U.S. in the 4th quarter.

PVC/VCM

OxyChem Commentary

•

Domestic PVC sales volumes continued to gain momentum in the 3rd quarter following an industry wide de-stocking in the 2nd quarter. Hurricane Katrina tightened the supply to the point that spot resin deals ceased by the end of August. Domestic demand for the 3rd quarter increased 6% versus the prior quarter.

•

Due to the production impact of Hurricane Rita, OxyVinyls declared Force Majeure for the PVC and VCM businesses, effective September 23rd. Customers were placed on a 30% allocation program for the remainder of September and a 90% allocation was announced for October.

•	Domestic PVC resin prices decreased $0.01 per pound in July, remained flat in August, and increased $0.02 per pound in September.

•

OxyChem announced a $0.15 per pound price increase effective October 1 while the rest of the industry has announced a $0.12 per pound increase effective October 1. This price increase is in response to the announced ethylene increase of $0.10 per pound for October and higher 4th quarter energy costs.

•

PVC resin export prices ended the quarter at $850 - $870 per metric ton CFR Southeast Asia. Exports for the 3rd quarter increased 20% versus the prior quarter. OxyVinyls stopped quoting spot export PVC opportunities at the end of August following Hurricane Katrina.

•

VCM supply and demand was balanced through the majority of the 3rd quarter until Hurricane Rita shut down most of the U.S. VCM production. Inventories are now at record lows limiting PVC production in both Mexico and the U.S. The production curtailments continue into the 4th quarter.

•

Published VCM spot export prices from the U.S. Gulf Coast to Latin America increased from $550 per metric ton FOB at the end of the 2nd quarter to $705 per metric ton FOB by the end of the 3rd quarter. Asian spot prices increased from $550 per metric ton CFR to $685 per metric ton CFR.

Investor Relations Supplemental Schedules

Influencing Factors:

Increased seasonal domestic demand coupled with the supply issues created by the hurricanes will continue to tighten the vinyls supply/demand balance. Additional price increases may be necessary in the 4th quarter to offset the high feedstock costs and to enable margin improvement for both VCM and PVC.

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM SUMMARY OF OPERATING STATISTICS

	Third Quarter		Nine Months
Capital Expenditures ($MM)	2005	2004	2005	2004
Oil & Gas
California	$98	$87	$270	$231
Permian	112	81	271	206
Other - U.S.	51	18	113	30
Latin America	45	40	144	123
Middle East / North Africa	226	191	690	550
Other Eastern Hemisphere	40	7	72	28
Chemicals	32	39	94	95
Corporate	3	3	7	7
TOTAL	$607	$466	$1,661	$1,270

Depreciation, Depletion &	Third Quarter		Nine Months
Amortization of Assets ($MM)	2005	2004	2005	2004
Oil & Gas
Domestic	$184	$153	$508	$466
Latin America	27	24	78	72
Middle East / North Africa	84	67	257	201
Other Eastern Hemisphere	10	13	30	35
Chemicals	66	60	187	182
Corporate	5	4	16	13
TOTAL	$376	$321	$1,076	$969

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM CORPORATE ($ millions)
	30-Sep-05	31-Dec-04
CAPITALIZATION
Oxy Long-Term Debt (including current maturities)	$2,917	$3,804
Subsidiary Preferred Stock	75	75
Others	25	26
Total Debt	$3,017	$3,905
EQUITY	$13,909	$10,550
Total Debt to Total Capitalization	18%	27%

Investor Relations Supplemental Schedules

See the investor relations supplemental schedules for the reconciliation of non-GAAP items. Statements in this presentation that contain words such as "will", "expect" or "estimate", or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: exploration risks, such as drilling of unsuccessful wells; global commodity pricing fluctuations and supply/demand considerations for oil, gas and chemicals; higher-than-expected costs; political risk; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. Occidental disclaims any obligation to update any forward-looking statements. The United States Securities and Exchange Commission (SEC) permits oil and natural gas companies, in their filings with the SEC, to disclose only proved reserves demonstrated by actual production or conclusive formation tests to be economically producible under existing economic and operating conditions. We use certain terms in this presentation, such as probable, possible and recoverable reserves, that the SEC's guidelines strictly prohibit us from using in filings with the SEC. U.S. investors are urged to consider carefully the disclosure in our Form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com. You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

Additional Information and Where to Find It

Oxy will file a Form S-4, Vintage will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Oxy free of charge by contacting Christel Pauli, Counsel and Assistant Secretary, Occidental Petroleum Corporation, at 10889 Wilshire Blvd., Los Angeles, California 90024. The documents will also be available online at www.oxy.com.

Investor Relations Supplemental Schedules

Participants in Solicitation

Oxy, Vintage and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Vintage shareholders in connection with the merger. Information about the directors and executive officers of Oxy and their ownership of Oxy stock is set forth in the proxy statement for Oxy's 2005 Annual Meeting of Shareholders. Information about the directors and executive officers of Vintage and their ownership of Vintage stock is set forth in the proxy statement for Vintage's 2005 Annual Meeting of Shareholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

Investors should read the Form S-4 and proxy statement carefully when they become available before making any voting or investment decisions.

Forward-Looking Statements

The matters set forth in this presentation, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, financial strength, and the competitive ability and position of the combined company, and other statements identified by such words as "will," "estimates," "expects," "hopes," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could significantly affect expected results, including a delay in or failure to obtain required approvals, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration will be greater than expected, the ability to manage regulatory, tax and legal matters, including changes in tax rates, the impact of competition, and other risk factors related to our industries as detailed in each of Oxy's and Vintage's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Unless legally required, Oxy undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may differ from those set forth in the forward-looking statements.

Information contained in this presentation regarding Vintage's production, reserves, results, assets and other information has been taken from Vintage's public filings with the SEC. Oxy makes no representation with respect to the accuracy of this information.